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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-114507 and 333-111574 on Form S-3 and Nos. 333-116916 and 333-118881 on Form S-8 of our report dated March 29, 2005, relating to the consolidated financial statements of First Regional Bancorp, appearing in this Annual Report on Form 10-K of First Regional Bancorp for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California March 30, 2005

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM